SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): March 9, 2004 (March 1, 2004)

                                UCAP Incorporated

        Colorado                        0-27480                 84-1325695
(State or other jurisdiction    (Commission File ID No.)     (IRS Employer No.)
    of incorporation)

                        Suite 700, 14001 E. Iliff Avenue
                                Denver, CO 80014
                    (Address of principal executive offices)

                                 (303) 696-1700
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure

         On March 1, 2004, William Rogers was appointed as the new Chief Executive Officer of the Company to replace Dan Moudy, and elected to the Board of Directors, and Colleen Brewer, a director of the Company and the current President of United Capital Mortgage Corporation, a wholly owned subsidiary of the Company ("UCMC"), was appointed as the new Chief Financial Officer to replace Lynn Bradley. Mr. Moudy will continue to serve as the Chairman of the Company and as a member of the Board of Directors of the Company and Mr. Bradley will continue to serve as a member of the Board of Directors of the Company.

         Mr. Rogers previously was Executive Vice President in charge of national expansion with MegaStar Financial Corp. of Denver from April 1,2001. He has an extensive 22 year career in the mortgage industry that includes roles as the Executive Vice President with GetApproved.com and National Mortgage Corp. in Denver from June 1995 to April 2001, Senior Vice President of Prudential Bank & Trust in Atlanta from Sept 1999 to May of 1995, Senior Vice President with Shearson/American Express Mortgage, Western Regional Manager from December 1997 to September 1999 and Vice President with Lomas & Nettleton from February 1982 to December 1997. He will be relocating to the corporate offices of UCMC, in Denver, Colorado.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired

         Not applicable.

         (b)      Pro Forma Financial Information

         Not applicable.

         (c)      Exhibits

         Not applicable.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                           UCAP Incorporated
                                           (Registrant)

Dated:  March 9, 2004                      By: /s/ William Rogers
                                               ------------------------------
                                               William Rogers, Chief Executive
                                               Officer


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